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                                                                    EXHIBIT 23.4


                                                                  March 16, 1995


BayBanks, Inc.
175 Federal Street
Boston, MA 02110

Gentlemen:


     Tucker Anthony Incorporated hereby consents to the inclusion of our fairness opinion letter to the Board of Directors of NFS Financial Corp. in Appendix D of the Prospectus and Proxy Statement forming a part of the BayBanks, Inc. Form S-4 registration statement relating to the merger of a newly formed, wholly owned subsidiary of BayBanks with and into NFS Financial Corp.


                                          Sincerely,
                                          Tucker Anthony Incorporated
By:    /s/ Gregory W. Benning
    --------------------------------
           Gregory W. Benning
             Vice President